SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 15, 2002

                                  SCIENT, INC.
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


       DELAWARE                   333-68402                 58-2643480
(STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)  EMPLOYER IDENTIFICATION NO.)


                                 79 FIFTH AVENUE
                            NEW YORK, NEW YORK 10003
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (212) 500-4900
                         (REGISTRANT'S TELEPHONE NUMBER)

ITEM 5.  OTHER EVENTS.

      On August 15, 2002, in connection with the voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, Case Nos. 02-13455 through 02-13458 (AJG), as filed by Scient, Inc. ("Scient") and certain of its subsidiaries, the Bankruptcy Court entered two orders, one approving the bidding procedures in connection with the sale of substantially all of Scient's assets, and other matters, the other approving debtor-in-possession financing and other matters.


ITEM 7.  Exhibits.

(c)      Exhibits:

         99.1 Order Under 11 U. S . C.ss.ss.105 and 363 and Fed. R. Bankr. P. 6004 (I) Approving Bidding Procedures and Break-Up Fee and Expense Reimbursement in Connection with the Proposed Sale of the Debtors' Assets, (II) Scheduling a Hearing Date, Auction Date and Bidding Deadline in Connection with Such Sale, and
                 (III) Approving Form and Manner of Notice Thereof

         99.2 Final Order (I) Approving Debtors' Motion for Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness, (II) Granting Security Interests and Superpriority Claims Pursuant to Sections 105(A) and 364(C) and (D) Of The Bankruptcy Code, and (III) Authorizing Use Of Cash Collateral and Granting Adequate Protection Pursuant to Section 364(D)(1)(B) of the Bankruptcy Code

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Scient, Inc.


                                          By: /s/ Gerard Dorsey
                                              ----------------------------------
                                              Gerard Dorsey
                                              Chief Financial Officer

Dated:  September 13, 2002

                                  Exhibit Index

         99.1 Order Under 11 U. S . C.ss.ss.105 and 363 and Fed. R. Bankr. P. 6004 (I) Approving Bidding Procedures and Break-Up Fee and Expense Reimbursement in Connection with the Proposed Sale of the Debtors' Assets, (II) Scheduling a Hearing Date, Auction Date and Bidding Deadline in Connection with Such Sale, and
                 (III) Approving Form and Manner of Notice Thereof

         99.2 Final Order (I) Approving Debtors' Motion for Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness, (II) Granting Security Interests and Superpriority Claims Pursuant to Sections 105(A) and 364(C) and (D) Of The Bankruptcy Code, and (III) Authorizing Use Of Cash Collateral and Granting Adequate Protection Pursuant to Section 364(D)(1)(B) of the Bankruptcy Code